Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form 10 of Genie Energy, Ltd. of our report dated October 6, 2011 on our audit of the consolidated balance sheet of American Shale Oil, LLC (A Development Stage Company) as of July 31, 2011 and the related statement of operations, members’ (deficit) interest and cash flows for the year then ended.

/s/ Zwick and Banyai, PLLC
Zwick and Banyai, PLLC
Southfield, Michigan

October 6, 2011